AS FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION ON OCTOBER 8, 1998
                                                           Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                   -----------

                          DOMINICK'S SUPERMARKETS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                                               94-3220603
     (State or other jurisdiction                             (I.R.S. Employer
 of incorporation or organization)                           Identification No.)

     505 RAILROAD AVENUE                                           60164
       NORTHLAKE, ILLINOIS                                       (Zip Code)
(Address of principal executive offices)

                                   -----------


                        1997 EMPLOYEE STOCK PURCHASE PLAN

                                   -----------

                                                         Copy to:

 DEBORAH C. PASKIN, ESQ.                          THOMAS C. SADLER, ESQ.
 GROUP VICE PRESIDENT AND                            LATHAM & WATKINS
      GENERAL COUNSEL                             633 WEST FIFTH STREET
    505 RAILROAD AVENUE                                 SUITE 4000
 NORTHLAKE, ILLINOIS 60164                    LOS ANGELES, CALIFORNIA 90071
      (708) 562-1000                                 (213) 485-1234

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                       Calculation of Registration Fee
====================================================================================================================
                                                                             Proposed
                                                      Proposed                Maximum
                                Amount                 Maximum               Aggregate              Amount of
  Title of Securities            to be             Offering Price            Offering             Registration
   to be Registered           Registered            Per Share (1)              Price                   Fee
--------------------------------------------------------------------------------------------------------------------
     Common Stock               100,000                $40.875             $4,087,500.00            $1,239.00
    $.01 par value
====================================================================================================================

(1) For purposes of computing the registration fee only. Pursuant to Rule 457(h), the Proposed Maximum Offering Price Per Share is based upon the average of the high and low prices for the Company's Common Stock on the composite tape for the New York Stock Exchange on October 5, 1998.

                                     PART I

ITEM 1.           PLAN INFORMATION.

                  Not required to be filed with this Registration Statement.


ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

                  Not required to be filed with this Registration Statement.


                                     PART II

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents filed with the Securities and Exchange Commission (the "Commission") by Dominick's Supermarkets, Inc., a Delaware corporation (the "Company" and the "Registrant"), are incorporated as of their respective dates in this Registration Statement by reference:

                  (a) The Company's Annual Report on Form 10-K, as filed with the Commission on January 30, 1998;

                  (b) The Company's Quarterly Report on Form 10-Q, as filed with the Commission on March 10, 1998;

                  (c) The Company's Quarterly Report on Form 10-Q, as filed with the Commission on June 2, 1998;

                  (d) The Company's Quarterly Report on Form 10-Q, as filed with the Commission on September 22, 1998; and

                  (e) The description of the common stock, par value $.01 per share (the "Common Stock"), of the Company contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on October 24, 1996.

                  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable.


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

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.


ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Corporation Law") gives Delaware corporations broad powers to indemnify their present and former directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with threatened, pending or completed actions, suits or proceedings to which they are parties or are threatened to be made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and permits a corporation to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or otherwise.

                  As permitted by Section 145 of the Delaware Corporation Law,
Article V of the Amended and Restated Bylaws of the Company provides for the indemnification by the Company of its directors, officers, employees and agents, against liabilities and expenses incurred in connection with actions, suits or proceeds brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents.

                  Article VI of the Company's Amended and Restated Certificate of Incorporation provides that to the fullest extent permitted by the Delaware Corporation Law as the same exists or may hereafter be amended, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

                  The Company has entered into, or intends to enter into, agreements to indemnify its directors and executive officers in addition to the indemnification provided for in the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. These agreements, among other things, will indemnify the Company's directors and executive officers for certain expenses (including attorneys' fees) and all losses, claims, liabilities, judgments, fines and settlement amounts incurred by such person arising out of or in connection with such person's service as a director or officer of the Company to the fullest extent permitted by applicable law.

                  Policies of insurance may be obtained and maintained by the Company under which its directors and officers will be insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.


ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS.

                  4.1 Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1, Number 333-14995)

                  5.1      Opinion of Latham & Watkins

                  23.1     Consent of Ernst & Young LLP

                  23.2     Consent of Latham & Watkins (included as part of
                           Exhibit 5.1)

                  24.1     Power of Attorney (included on page 6)


ITEM 9.           UNDERTAKINGS.

                  (a)      The undersigned Registrant hereby undertakes:

                           (1)      To file, during any period in which offers
or sales are being made, a post-effective amendment to this Registration
Statement:

                                    (i)     To include any prospectus required
                 by Section 10(a)(3) of the Securities Act;

                                    (ii) To reflect in the prospectus any facts
                 or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                                    (iii) To include any material information
                 with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information included in a post-effective amendment by those paragraphs contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, Dominick's Supermarkets, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northlake, State of Illinois, on October 6, 1998.

                                      DOMINICK'S SUPERMARKETS, INC.


                                      By: /s/ Robert A. Mariano
                                          -------------------------------
                                          Robert A. Mariano
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

                  Each person whose signature appears below appoints Robert A. Mariano, Darren W. Karst and Patrick L. Graham and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments), to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing, requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                            TITLE                         DATE
          ---------                            -----                         ----
          /s/ Ronald W. Burke           Chairman of the Board            October 6, 1998
-----------------------------
     Ronald W. Burkle

        /s/ Robert A. Mariano           Chief Executive Officer,         October 6, 1998
-----------------------------
     Robert A. Mariano                  President, Director

          /s/ Andrew Campbell           Executive Vice President         October 6, 1998
-----------------------------
     Andrew Campbell                    and Chief Financial Officer

          /s/ Darren W. Karst           Director                         October 6, 1998
-----------------------------
     Darren W. Karst

                                        Director                         October 6, 1998
-----------------------------
     Evan Bayh

              /s/ Grace Barry           Director                         October 6, 1998
-----------------------------
     Grace Barry


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

                                        Director                         October 6, 1998
-----------------------------
     Peter P. Copses

   /s/ Linda McLoughlin Figel           Director                         October 6, 1998
-----------------------------
     Linda McLoughlin Figel

       /s/  Patrick L. Graham           Director                         October 6, 1998
-----------------------------
     Patrick L. Graham

                                        Director                         October 6, 1998
-----------------------------
     David B. Kaplan

                                        Director                         October 6, 1998
-----------------------------
     Antony P. Ressler

                                        Director                         October 6, 1998
-----------------------------
     Ira L. Tochner





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                                INDEX TO EXHIBITS

EXHIBIT                                                                             PAGE
-------                                                                             ----
4.1         Specimen Common Stock Certificate (Incorporated by reference to
            Exhibit 4.1 to the Company's Registration Statement on Form S-1,
            Number 333-14995)
5.1         Opinion of Latham & Watkins                                               9
23.1        Consent of Ernst & Young LLP                                             10
23.2        Consent of Latham & Watkins (included as part of Exhibit 5.1)             9
24.1        Power of Attorney (included on page 6)






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